Exhibit 99.1

AMERICAN APPAREL REPORTS FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS AND PROVIDES INITIAL OUTLOOK FOR 2012

LOS ANGELES--(BUSINESS WIRE) -- American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced its financial results for the fourth quarter and year ended December 31, 2011. The Company also provided guidance with respect to its expected 2012 performance.

Summary of Fourth Quarter 2011 Financial Performance (4Q 2011 vs. 4Q 2010)

Comparing the 2011 fourth quarter to the corresponding period last year, the Company reported that:

•
Net sales increased 9% to $157.6 million on a 7% increase in comparable store sales, a 19% increase in online sales, a 6% increase in wholesale net sales and a 9% decrease in the average number of stores. In addition, total net sales increased as a result of extensive warehouse-type clearance sales conducted in the 2011 fourth quarter.

•
Gross margin decreased to 53.2% from 55.6% due primarily to higher raw material and manufacturing overhead costs, the effect of lower margins on warehouse clearance sales and promotional activities. Partially offsetting these reductions were the impacts of reduced shrink and lower manufacturing direct labor expense.

•	Operating expenses decreased $5.8 million driven by lower occupancy expenses as the result of fewer stores and lower professional fees.

•	Cash generated from operating activities improved by $17.1 million to $12.2 million.

•	Adjusted EBITDA improved by $9.6 million to $9.1 million from a previous year loss of $0.5 million.

•	Net loss per share was $0.11 in 2011 vs. $0.27 in 2010.

•	During the quarter the Company opened five retail stores and closed three to end the year with 249 stores worldwide.

•
The existing senior credit facility due to mature in July 2012 was replaced with a new three year senior credit facility.  In addition, the second lien loan due on December 31, 2013 was extended to December 31, 2015.  Accordingly, after considering the refinancing and recent operating performance improvements, the Company has concluded that there no longer is substantial doubt about its ability to operate as a going concern.

Summary of 2011 Financial Performance (2011 vs. 2010)

•
Net sales increased 3% to $547.3 million on flat comparable store sales, a 17% increase in online sales, a 2% increase in wholesale net sales and a 9% decrease in the average number of stores. The quarter over quarter and full year changes in sales between 2011 and 2010 were as follows:

	Q1	Q2	Q3	Q4	2011
Comparable Store Sales	-8%	0%	2%	7%	0%
Comparable Online Sales	27%	17%	11%	19%	17%
Comparable Store & Online Sales	-5%	1%	3%	8%	2%
Wholesale Net Sales	-4%	-4%	10%	6%	2%
Total Net Sales	-5%	0%	5%	9%	3%

•
Gross margin increased to 53.9% from 52.5% in 2010 due to significantly improved manufacturing efficiency. The manufacturing cost improvement was partially offset by an increase in yarn and fabric costs and unit cost increases associated with factory overhead due to lower production levels.

•	Operating expenses decreased $11.8 million driven by lower occupancy expenses as the result of fewer stores and lower professional fees.

•	Cash generated from operating activities was $2.3 million, an improvement of $34.7 million.

•	Capital expenditures decreased $4.6 million to $11.1 million.

•	Adjusted EBITDA increased by $24.1 million to $14.5 million from a previous year loss of $9.6 million.

•	Net loss per share was $0.42 in 2011 vs. $1.21 in 2010.

Dov Charney, Chairman and CEO of American Apparel commented, “We are pleased with our overall financial performance and significant operating improvements in 2011. This was an important transitional year for American Apparel, one in which we achieved the following significant accomplishments:

•
Sequential improvements in our quarterly sales that resulted in an overall increase in total net sales despite a drop in the average number of stores in our portfolio. Net sales have also been strong in the first two months this year and comparable sales thus far in March are tracking in the +10% range. We improved timely delivery of goods to our stores, we noticeably improved product quality and assortment and we began a process to improve in store presentation.

•
We aggressively began marketing to our imprintable wholesale customers and saw positive results. We introduced a new catalog, increased our direct marketing efforts and improved our product offering. So far in 2012 we are continuing to experience growth in the 20%+ range.

•	We drove improvements in our manufacturing costs. Our sewing costs are near historic lows and we have been consistently performing this way since the second quarter of 2011.

•	We began a process to reduce overall inventory levels and reduced our unit inventories by 7% in 2011.

•	We delivered improvements in our distribution capability and have begun a process to drive an additional $3 to $5 million in future annual distribution savings.

•	We closed 29 stores most of which were either underperforming or that did not fit our profile on a go-forward basis. This substantially completed our store rationalization program.

•	We improved financial controls, added key personnel in our finance and accounting group and expect to eliminate our remaining material control weakness in 2012.

•
Despite liquidity constraints, we invested in key processes and systems that will contribute to future sales and earnings growth. We now have RFID installed in 100 stores and continue to integrate our financial systems on a world-wide platform.

With our refinancing in place our focus in 2012 is to continue to drive top line sales in all channels and achieve improved efficiency in operations. Our expectation is to deliver another year of solid improvement in EBITDA performance in 2012.”

Initial 2012 Outlook

For 2012, the Company is initially projecting adjusted EBITDA to be in the range of $32 million to $40 million. The outlook assumes net sales between $552 million and $559 million and a gross profit rate between 54.5% and 55.8%.  Raw material costs are estimated at current prices and foreign currency exchange rates are estimated to remain at current levels. Capital expenditures are estimated at $15.9 million for the year with a modest number of new store openings.

Today’s Webcast

The Company will make available a webcast to review its fourth quarter and full year 2011 results and initial outlook for 2012. To access the call, go to the Events and Presentation section of the Investor Relations website at www.investors.americanapparel.net.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of February 29, 2012, American Apparel had approximately 10,000 employees and operated 250 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.net.

 Safe Harbor Statement

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company’s future financial condition, results of operations and plans and the Company’s prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel’s management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company’s products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company’s business; the Company’s ability to hire and retain key personnel and the Company’s relationship with its employees; suitable store locations and the Company’s ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company’s ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company’s strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company’s brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company’s wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company’s significant indebtedness, including the Company’s relationships with its lenders and the Company’s ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company’s ability to generate cash flow to service its debt; the Company’s liquidity and losses from operations; the Company’s ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company’s ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company’s ability to improve manufacturing efficiency at its production facilities; the Company’s ability to effectively manage inventory and inventory reserves; location of the Company’s facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company’s ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company’s online retail operations and manage the Company’s other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Reports on Form 10-K and 10-Q. The Company’s filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net sales	$157,576	$143,969	$547,336	$532,989

Cost of sales	73,731	63,870	252,436	253,080

Gross profit	83,845	80,099	294,900	279,909

Operating expenses	86,196	91,985	318,193	329,962

Loss from operations	(2,351)	(11,886)	(23,293)	(50,053)

Interest expense	9,452	6,661	33,167	23,752
Foreign currency transaction loss (gain)	899	(66)	1,679	(686)
Unrealized (gain) loss on change in fair value of warrants and purchase rights	(2,266)	369	(23,467)	993
Loss on extinguishment of debt	-	-	3,114	-
Other (income) expense	47	275	(193)	39

Loss before income taxes	(10,483)	(19,125)	(37,593)	(74,151)
Income tax provision	679	178	1,721	12,164

Net Loss	(11,162)	$(19,303)	$(39,314)	$(86,315)

Basic and diluted loss per share	$(0.11)	$(0.27)	$(0.42)	$(1.21)
Weighted average basic and diluted shares outstanding	104,274	72,327	92,599	71,626

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	December 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash	$10,293	$7,656
Trade accounts receivable, net of allowances	20,939	16,688
Prepaid expenses and other current assets	7,631	9,401
Inventories, net	185,764	178,052
Income taxes receivable and prepaid income taxes	5,955	4,114
Deferred income taxes, net of valuation allowance	148	626
Total current assets	230,730	216,537

PROPERTY AND EQUIPMENT, net	67,438	85,400
DEFERRED INCOME TAXES, net of valuation allowance	1,529	1,695
OTHER ASSETS, net	25,024	24,318
TOTAL ASSETS	$324,721	$327,950

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
Cash overdraft	$1,921	$3,328
Revolving credit facilities and current portion long-term debt, net of unamortized discount	50,375	138,478
Accounts payable	33,920	31,534
Accrued expenses and other current liabilities	43,725	39,028
Fair value of warrants	9,633	993
Income taxes payable	2,445	230
Deferred income tax liability, current	150	-
Current portion of capital lease obligations	1,181	560
Total current liabilities	143,350	214,151

LONG-TERM DEBT, net of unamortized discount	97,142	444
SUBORDINATED NOTES PAYABLE TO RELATED PARTY	-	4,611
CAPITAL LEASE OBLIGATIONS, net of current portion	1,726	542
DEFERRED TAX LIABILITY	96	260
DEFERRED RENT	22,231	24,924
OTHER LONG-TERM LIABILITIES	12,046	7,994
TOTAL LIABILITIES	276,591	252,926

STOCKHOLDERS' EQUITY
Common stock	11	8
Additional paid-in capital	166,486	153,881
Accumulated other comprehensive loss	(3,356)	(3,168)
Accumulated deficit	(112,854)	(73,540)
Less: Treasury Stock, 304 shares at cost	(2,157)	(2,157)
TOTAL STOCKHOLDERS' EQUITY	48,130	75,024
TOTAL LIABIILTIES AND STOCKHOLDERS' EQUITY	$324,721	$327,950

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Twelve Months Ended December 31
	2011	2010
CASHFLOWS FROM OPERATING ACTIVITIES

Cash received from customers	$542,930	$532,601
Cash paid to suppliers, employees and others	(534,497)	(559,386)
Income taxes (paid) refunds	(866)	698
Interest paid	(5,535)	(6,456)
Other	273	173
Net cash provided by (used in) operating activities	2,305	(32,370)

CASH FLOWS USED IN INVESTING ACTIVITIES
Capital expenditures	(11,070)	(15,701)
Proceeds from sale of fixed assets	311	39
Net cash used in investing activities	(10,759)	(15,662)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft	(1,407)	(404)
(Repayments) borrowings under revolving credit facilities, net	(6,874)	50,852
Net proceeds from issuance of common stock and sale of treasury stock	21,710	1,650
Payroll withholding tax payments associated with issuance of common stock to employees	(759)	(2,051)
Payment of debt issuance costs	(1,881)	-
Repayment of term loans and notes payable	(13)	(15)
Proceeds from capital lease financing	3,100	-
Repayment of capital lease obligations	(1,294)	(1,860)
Net cash provided by financing activities	12,582	48,172
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	(1,491)	(1,530)
NET INCREASE (DECREASE) IN CASH	2,637	(1,390)
CASH, beginning of period	7,656	9,046
CASH, end of period	$10,293	$7,656

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Twelve Months Ended December 31
	2011	2010
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

Net (loss) income	$(39,314)	$(86,315)
Depreciation and amortization of property and equipment and other assets	24,980	28,130
Retail store impairment charges	4,267	8,597
Loss on disposal of property and equipment	80	212
Stock-based compensation expense	6,814	3,719
Unrealized (gain) loss on change in fair value of warrants and purchase rights	(23,467)	993
Amortization of debt discount and deferred financing costs	9,024	5,997
Loss on extinguishment of debt	3,114	-
Accrued interest - paid in kind	18,711	11,299
Foreign currency transaction loss (gain)	1,679	(686)
Allowance for inventory shrinkage and obsolescence	(1,652)	1,051
Bad debt expense	996	1,357
Deferred income taxes	701	14,789
Deferred rent	(1,969)	2,963
Changes in cash due to changes in operating assets and liabilities
Trade accounts receivables	(5,402)	(1,746)
Inventories	(6,771)	(37,239)
Prepaid expenses and other current assets	1,770	624
Other assets	(5,075)	(629)
Accounts payable	3,944	10,057
Accrued expenses and other liabilities	9,701	3,668
Income taxes (receivable)/payable	174	789
Net cash used in operating activities	$2,305	$(32,370)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Conversion of debt to equity
Property and equipment acquired and included in accounts payable	$4,688	$-
Reclassification of Lion warrants from equity to debt	$1,559	$2,735
Issuance and exercise of warrants and purchase rights	$11,339	$-
	$9,244	$-

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)

The following table presents key financial information for American Apparel's business segments before unallocated corporate expenses:

	Three Months Ended December 31, 2011
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated

Net sales to external customers	$41,261	$54,354	$19,609	$42,352	$157,576
Gross profit	12,082	35,197	10,336	26,230	83,845
Income (loss) from segment operations	6,403	2,468	(1,741)	816	7,946
Depreciation and amortization	1,742	2,605	321	1,203	5,871
Capital expenditures	1,459	1,041	198	1,088	3,786
Retail store impairment charges	-	262	166	1,403	1,831
Deferred rent expense (benefit)	46	(321)	(44)	212	(107)

	Three Months Ended December 31, 2010
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated

Net sales to external customers	$37,558	$50,276	$18,780	$37,355	$143,969
Gross profit	11,943	32,300	12,659	23,197	80,099
Income (loss) from segment operations	8,779	(4,663)	1,943	(1,906)	4,153
Depreciation and amortization	2,313	2,695	506	1,498	7,012
Capital expenditures	800	2,612	380	593	4,385
Retail store impairment charges	-	1,525	598	301	2,424
Deferred rent expense (benefit)	90	25	(61)	473	527

	Twelve Months Ended December 31, 2011
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated

Net sales to external customers	$156,454	$174,837	$61,865	$154,180	$547,336
Gross profit	42,599	117,228	35,799	99,274	294,900
Income (loss) from segment operations	22,406	(4,659)	(3,695)	8,434	22,486
Depreciation and amortization	7,757	10,492	1,567	5,164	24,980
Capital expenditures	3,638	4,889	407	2,136	11,070
Retail store impairment charges	-	558	808	2,901	4,267
Deferred rent expense (benefit)	257	(1,662)	(121)	(443)	(1,969)

	Twelve Months Ended December 31, 2010
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated

Net sales to external customers	$148,997	$177,610	$65,638	$140,744	$532,989
Gross profit	32,007	117,496	43,309	87,097	279,909
Income (loss) from segment operations	11,200	(18,455)	5,051	(5,064)	(7,268)
Depreciation and amortization	9,282	10,484	2,170	6,194	28,130
Capital expenditures	4,696	7,584	1,456	1,965	15,701
Retail store impairment charges	-	4,366	1,348	2,883	8,597
Deferred rent expense (benefit)	431	1,437	(152)	1,247	2,963

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation to loss before Income Taxes	2011	2010	2011	2010

Income (loss) from segment operations	$7,946	$4,153	$22,486	$(7,268)
Unallocated corporate expenses	(10,297)	(16,039)	(45,779)	(42,785)
Interest expense	(9,452)	(6,661)	(33,167)	(23,752)
Unrealized gain (loss) on warrants and purchase rights	2,266	(369)	23,467	(993)
Loss on extinguishment of debt	-	-	(3,114)	-
Foreign currency transaction (loss) gain	(899)	66	(1,679)	686
Other (expense) income	(47)	(275)	193	(39)
Consolidated loss before income taxes	$(10,483)	$(19,125)	$(37,593)	$(74,151)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net sales to external customers	2011	2010	2011	2010

U.S. Wholesale
Wholesale	$33,296	$30,334	$132,135	$127,749
Online consumer	7,965	7,224	24,319	21,248
Total	$41,261	$37,558	$156,454	$148,997

U.S. Retail	$54,354	$50,276	$174,837	$177,610

Canada
Wholesale	$2,222	$2,939	$11,492	$11,915
Retail	16,839	15,321	48,527	51,969
Online consumer	548	520	1,846	1,754
Total	$19,609	$18,780	$61,865	$65,638

International
Wholesale	$2,927	$2,905	$10,406	$11,474
Retail	34,810	31,291	126,868	116,800
Online consumer	4,615	3,159	16,906	12,470
Total	$42,352	$37,355	$154,180	$140,744

Consolidated
Wholesale	$38,445	$36,177	$154,033	$151,138
Retail	106,003	96,888	350,232	346,379
Online consumer	13,128	10,903	43,071	35,472
Total	$157,576	$143,969	$547,336	$532,989

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)

In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. EBITDA, as defined below, is an important supplemental financial measure of American Apparel's performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, interest and other expense (income), and depreciation and amortization. American Apparel's management uses EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel's management believes that the presentation of EBITDA provides useful information regarding American Apparel's results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel's business. American Apparel believes that EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. EBITDA also is used by American Apparel's management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel's lenders
•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors
•
to more accurately compare American Apparel's operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company's net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel's calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel's management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table A (continued)
American Apparel Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net Loss	$(11,162)	$(19,303)	$(39,314)	$(86,315)
Incometaxprovision	679	178	1,721	12,164
Interestandotherexpense,net	7,233	7,305	12,621	24,784
Depreciationandamortization	5,871	7,012	24,980	28,130
Foreigncurrencyloss(gain)	899	(66)	1,679	(686)
Retailstoreimpairmentcharges	1,831	2,424	4,267	8,597
Stockbasedcompensationexpense	2,276	1,956	6,814	3,719
Severance	1,477	-	1,696	-
Consolidated Adjusted EBITDA	$9,104	$(494)	$14,464	$(9,607)

The following table reflects the forecasted guidance range for 2012 for adjusted EBITDA and reconciles such adjusted EBITDA guidance to Net Loss:

	Twelve Months Ended December 31, 2012
	Low End Range	High End Range
Net Loss	$(32,000)	$(24,000)
Income tax provision	2,000	2,000
Interest and other expense, net	37,000	37,000
Depreciation and amortization	23,000	23,000
Stock based compensation expense	2,000	2,000
Consolidated Adjusted EBITDA	$32,000	$40,000